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                                  EXHIBIT 23.1

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48913) pertaining to the Pentacon, Inc. 1998 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-86703) pertaining to the Pentacon, Inc. 401(k) Plan of our report dated February 2, 2001, with respect to the consolidated financial statements of Pentacon, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2000.

                                                    ERNST & YOUNG LLP

Houston, Texas
March 27, 2001